UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 26, 2006, Rewards Network Inc. (the “Corporation”) entered into a Severance and Release Agreement with Bryan R. Adel, who was reassigned from his position of Senior Vice President, General Counsel and Secretary of the Corporation on August 3, 2006. The Severance and Release Agreement provides that Mr. Adel will remain employed by the Corporation in a special transitional role through December 31, 2006, or an earlier date if elected by either Mr. Adel or the Corporation. Upon termination of Mr. Adel’s employment, Mr. Adel will receive severance payments of $227,151 over a period of twelve months and COBRA reimbursements for a period of twelve months. Mr. Adel will be eligible to participate in the Corporation’s 2006 incentive compensation plan on a pro-rated basis through August 3, 2006. The Severance and Release Agreement contains non-competition and confidentiality provisions and a release from Mr. Adel. This summary is qualified in its entirety by reference to the Severance and Release Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Severance and Release Agreement, dated September 26, 2006, between Bryan R. Adel and Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: September 26, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Severance and Release Agreement, dated September 26, 2006, between Bryan R. Adel and Rewards Network Inc.